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                                                                      Exhibit 6e

                              SUBADVISORY AGREEMENT

                          MAINSTAY VP SERIES FUND, INC.

     SUBADVISORY AGREEMENT, made as of the 28 day of September 2006 (the "Agreement"), between New York Life Investment Management LLC, a Delaware limited liability company (the "Manager"), on behalf of MainStay VP Series Fund, Inc. (the "Fund"), and Institutional Capital LLC (the "Subadvisor").

     WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company; and

     WHEREAS, the Fund is authorized to issue separate portfolios, each of which may offer a separate class of shares of beneficial interest, each portfolio having its own investment objective or objectives, policies, and limitations; and

     WHEREAS, the Fund currently offers shares in multiple portfolios, may offer shares of additional portfolios in the future, and intends to offer shares of additional portfolios in the future; and

     WHEREAS, the Manager entered into a Master Investment Advisory Agreement, dated 15th day of December, 1996, with the Fund, on behalf of its portfolios, (the "Investment Advisory Agreement"); and

     WHEREAS, under the Investment Advisory Agreement, the Manager has agreed to provide certain investment advisory services to the Fund; and

     WHEREAS, the Investment Advisory Agreement permits the Manager to delegate certain of its investment advisory duties under the Investment Advisory Agreement to one or more subadvisors; and

     WHEREAS, the Manager wishes to retain the Subadvisor to furnish certain investment advisory services to one or more of the portfolios of the Fund, and manage such portion of the Fund as the Manager shall from time to time direct, and the Subadvisor is willing to furnish such services;

NOW, THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between the Fund, the Manager, and the Subadvisor as follows:

     1. Appointment. The Manager hereby appoints Institutional Capital LLC to act as subadvisor to the portfolio designated on Schedule A of this Agreement (the "Portfolio") subject to such written instructions and supervision as the Manager may from time to time furnish for the periods and on the terms set forth in this Agreement. The Subadvisor accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

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     In the event the Fund designates one or more portfolios other than the
Portfolio with respect to which the Fund and the Manager wish to retain the Subadvisor to render investment advisory services hereunder, they shall notify the Subadvisor in writing. If the Subadvisor is willing to render such services, it shall notify the Fund and Manager in writing, whereupon such portfolio shall become a Portfolio hereunder, and be subject to this Agreement.

     2. Portfolio Management Duties. Subject to the supervision of the Fund's Board of Directors and the Manager, the Subadvisor will provide a continuous investment program for the Portfolio and determine the composition of the assets of the Portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the Portfolio. The Subadvisor will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of the Portfolio by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Portfolio, when these transactions should be executed, and what portion of the Portfolio should be held in the various securities and other investments in which it may invest, and the Subadvisor is hereby authorized to execute and perform such services on behalf of the Portfolio. The Subadvisor will provide the services under this Agreement in accordance with the Portfolio's investment objective or objectives, policies, and restrictions as stated in the Fund's Registration Statement filed with the Securities and Exchange Commission (the "Commission"), as amended, copies of which shall be sent to the Subadvisor by the Manager. The Subadvisor further agrees as follows:

     (a) The Subadvisor will (1) take all reasonable steps within its control that are necessary to manage the Portfolio so that it will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code,
(2) take all reasonable steps within its control that are necessary to manage the Portfolio so as to ensure compliance by the Portfolio with the diversification requirements of Section 817(h) of the Internal Revenue Code and regulations issued thereunder, and (3) use reasonable efforts to manage the Portfolio so as to ensure compliance by the Portfolio with any other rules and regulations pertaining to investment vehicles underlying variable annuity or variable life insurance policies. The Manager will notify the Subadvisor of any pertinent changes, modifications to, or interpretations of Section 817(h) of the Internal Revenue Code and regulations issued thereunder.

     (b) The Subadvisor will conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, any applicable procedures adopted by the Fund's Board of Directors of which the Subadvisor has been sent a copy, and the provisions of the Registration Statement of the Fund under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, as supplemented or amended, of which the Subadvisor has received a copy.

     (c) On occasions when the Subadvisor deems the purchase or sale of a security to be in the best interest of the Portfolio, as well as of other investment advisory clients of the Subadvisor or any of its affiliates, the Subadvisor may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased for the Portfolio with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so


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purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadvisor in a manner that is fair and equitable in the judgment of the Subadvisor in the exercise of its fiduciary obligations to the Fund and to such other clients, subject to review by the Manager and the Board of Directors.

     (d) In connection with the purchase and sale of securities for the Portfolio, the Subadvisor will arrange for the transmission to the custodian and portfolio accounting agent for the Portfolio, on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, CUSIP, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Portfolio, as may be reasonably necessary to enable the custodian and portfolio accounting agent to perform their administrative and recordkeeping responsibilities with respect to the Portfolio. With respect to portfolio securities to be purchased or sold through the Depository Trust and Clearing Corporation, the Subadvisor will arrange for the automatic transmission of the confirmation of such trades to the Fund's custodian and portfolio accounting agent.

     (e) The Subadvisor will monitor on a daily basis the determination by the portfolio accounting agent for the Fund of the valuation of portfolio securities and other investments of the Portfolio. The Subadvisor will assist the custodian and portfolio accounting agent for the Fund in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Fund, the value of any portfolio securities of the Portfolio for which the custodian and portfolio accounting agent seek assistance from, or which they identify for review by, the Subadvisor.

     (f) The Subadvisor will make available to the Fund and the Manager, promptly upon request, all of the Portfolio's investment records and ledgers maintained by the Subadvisor (which shall not include the records and ledgers maintained by the custodian or portfolio accounting agent for the Fund) as are necessary to assist the Fund and the Manager to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as well as other applicable laws. The Subadvisor will furnish to regulatory agencies having the requisite authority any information or reports in connection with such services that may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

     (g) The Subadvisor will provide reports to the Fund's Board of Directors, for consideration at meetings of the Board, on the investment program for the Portfolio and the issuers and securities represented in the Portfolio, and will furnish the Fund's Board of Directors with respect to the Portfolio such periodic and special reports as the Directors and the Manager may reasonably request.

     (h) In rendering the services required under this Agreement, the Subadvisor may, from time to time, employ or associate with itself such person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement. The Subadvisor may not, however, retain as subadvisor any company that would be an "investment adviser," as that term is defined in the 1940 Act, to the Portfolio unless the contract with such company is approved by a majority of the Fund's Board of Directors and by a majority of Directors who are not parties to any


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agreement or contract with such company and who are not "interested persons," as defined in the 1940 Act, of the Fund, the Manager, or the Subadvisor, or any such company that is retained as subadvisor, and also is approved by the vote of a majority of the outstanding voting securities of the applicable Portfolio of the Fund to the extent required by the 1940 Act. The Subadvisor shall be responsible for making reasonable inquiries and for reasonably ensuring that any employee of the Subadvisor, any subadvisor that the Subadvisor has employed or with which it has associated with respect to the Portfolio, or any employee thereof has not, to the best of the Subadvisor's knowledge, in any material connection with the handling of Fund assets:

          (i) been convicted, in the last ten (10) years, of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, involving violations of Sections 1341, 1342, or 1343 of Title 18, United States Code, or involving the purchase or sale of any security; or

          (ii) been found by any state regulatory authority, within the last ten
(10) years, to have violated or to have acknowledged violation of any provision of any state insurance law involving fraud, deceit, or knowing misrepresentation; or

          (iii) been found by any federal or state regulatory authorities, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of federal or state securities laws involving fraud, deceit, or knowing misrepresentation.

     3. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Manager shall pay the Subadvisor as full compensation therefore, a fee equal to the percentage of the Portfolio's average daily net assets as described in the attached Schedule A. Liability for payment of compensation by the Manager to the Subadvisor under this Agreement is contingent upon the Manager's receipt of payment from the Fund for management services described under the Investment Advisory Agreement between the Fund and the Manager. Expense caps or fee waivers for the Portfolio that may be agreed to by the Manager, but not agreed to by the Subadvisor, shall not cause a reduction in the amount of the payment to the Subadvisor by the Manager.

     4. Broker-Dealer Selection. The Subadvisor is responsible for decisions to buy and sell securities and other investments for the Portfolio, for broker-dealer selection, and for negotiation of brokerage commission rates. The Subadvisor's primary consideration in effecting a security transaction will be to obtain the best execution for the Portfolio, taking into account the factors specified in the Prospectus and/or Statement of Additional Information for the Fund, which include the following: price (including the applicable brokerage commission or dollar spread); the size of the order; the nature of the market for the security; the timing of the transaction; the reputation, experience and financial stability of the broker-dealer involved; the quality of the service; the difficulty of execution, and the execution capabilities and operational facilities of the firm involved; and the firm's risk in positioning a block of securities. Accordingly, the price to the Portfolio in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Subadvisor in the exercise of its fiduciary obligations to the Fund, by other aspects of the portfolio execution services offered. Subject to such policies as the Board of Directors may determine, and consistent with


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Section 28(e) of the Securities Exchange Act of 1934, as amended, the Subadvisor shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Portfolio to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Subadvisor or its affiliate determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Subadvisor's or its affiliate's overall responsibilities with respect to the Portfolio and to their other clients as to which they exercise investment discretion. To the extent consistent with these standards and with the Fund's Procedures for Securities Transactions with Affiliated Brokers pursuant to Rule 17e-1, the Subadvisor is further authorized to allocate the orders placed by it on behalf of the Portfolio to the Subadvisor if it is registered as a broker-dealer with the Commission, to its affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material, or other services, to the Portfolio, the Subadvisor, or an affiliate of the Subadvisor. Such allocation shall be in such amounts and proportions as the Subadvisor shall determine consistent with the above standards, and the Subadvisor will report on said allocation regularly to the Board of Directors of the Fund, indicating the broker-dealers to which such allocations have been made and the basis therefor.

     5. Disclosure about Subadvisor. The Subadvisor has reviewed and will review as appropriate, the post-effective amendment to the Registration Statement for the Fund filed with the Commission and any supplements thereto that contain disclosure about the Subadvisor, which materials have been or will be provided to the subadvisor by the Manager. Subadvisor represents and warrants that, with respect to the disclosure about the Subadvisor or information relating, directly or indirectly, to the Subadvisor, such materials contain, as of the date hereof, no untrue statement of any material fact and do not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Subadvisor represents and warrants that it shall notify the Fund on an ongoing basis of any information necessary for the Fund to know in order to arrange for the disclosure relating to the Subadvisor to be amended or supplemented such that the materials relating to the Subadvisor at no time contain any untrue statement of any material fact and do not omit any statement of a material fact that would be required to be stated therein or necessary to make the statements contained therein not misleading. The Subadvisor further represents and warrants that it is a duly registered investment adviser under the Advisers Act and a duly registered investment adviser in all states in which the Subadvisor is required to be registered.

     6. Expenses. During the term of this Agreement, the Subadvisor will pay all expenses incurred by it and its staff and for their activities in connection with its portfolio management duties under this Agreement. The Manager or the Fund shall be responsible for all the expenses of the Fund's operations, including, but not limited to:

          (a) the fees and expenses of Directors who are not interested persons of the Manager or of the Fund;

          (b) the fees and expenses of the Portfolio which relate to (A) the custodial function and the recordkeeping connected therewith, (B) the maintenance of the required accounting records of

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the Portfolio not being maintained by the Manager, (C) the pricing of the
Portfolio's Shares, including the cost of any pricing service or services that may be retained pursuant to the authorization of the Directors of the Fund, and
(D) for both mail and wire orders, the cashiering function in connection with the issuance and redemption of the Portfolio's Shares;

          (c) the fees and expenses of the Fund's transfer and dividend disbursing agent, which may be the custodian, and which relate to the maintenance of each shareholder account;

          (d) the charges and expenses of legal counsel (including an allocable portion of the cost of maintaining internal legal and compliance departments) and independent accountants for the Fund;

          (e) brokers' commissions and any issue or transfer taxes chargeable to the Fund in connection with its securities transactions on behalf of the Portfolio;

          (f) all taxes and business fees payable by the Fund or the Portfolio to federal, state or other governmental agencies;

          (g) the fees of any trade association of which the Fund may be a member;

          (h) the cost of share certificates representing the Portfolio's
Shares;

          (i) the fees and expenses involved in registering and maintaining registrations of the Fund and of its Shares with the Commission, registering the Fund as a broker or dealer, and qualifying its Shares under state securities laws, including the preparation and printing of the Fund's registration statements and prospectuses for filing under federal and state securities laws for such purposes;

          (j) allocable communications expenses with respect to investor services and all expenses of shareholders' and Directors' meetings and of preparing, printing and mailing reports to shareholders in the amount necessary for distribution to the shareholders;

          (k) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business; and

          (l) any expenses assumed by the Portfolio pursuant to a Plan of Distribution adopted in conformity with Rule 12b-1 under the 1940 Act.

     7. Compliance.

          (a) The Subadvisor agrees to assist the Manager and the Fund in complying with the Fund's obligations under Rule 38a-1 under the 1940 Act, including but not limited to: (a) periodically providing the Fund with information about, and independent third-party reports on, the Subadvisor's compliance program adopted pursuant to Rule 206(4)-7 under the Advisers Act ("Subadvisor's Compliance Program"); (b) reporting any material deficiencies in the Subadvisor's Compliance Program to the Fund within a reasonable time; and
(c) reporting any


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material changes to the Subadvisor's Compliance Program to the Fund within a reasonable time. The Subadvisor understands that the Board of Directors of the Fund is required to approve the Subadvisor's Compliance Program on at least an annual basis, and acknowledges that this Agreement is conditioned upon the Board of Directors' approval of the Subadvisor's Compliance Program.

          (b) The Subadvisor agrees that it shall immediately notify the Manager and the Fund: (1) in the event that the Commission has censured the Subadvisor; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; or commenced proceedings or an investigation that may result in any of these actions; (2) upon having a reasonable basis for believing that the Portfolio has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code; or (3) upon having a reasonable basis for believing that the Portfolio has ceased to comply with the diversification provisions of Section 817(h) of the Internal Revenue Code or the Regulations thereunder. The Subadvisor further agrees to notify the Manager and the Fund immediately of any material fact known to the Subadvisor respecting or relating to the Subadvisor that is not contained in the Registration Statement or prospectus for the Fund, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

          (c) The Manager agrees that it shall immediately notify the
Subadvisor: (1) in the event that the Commission has censured the Manager or the Fund; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Manager's registration as an investment adviser; or commenced proceedings or an investigation that may result in any of these actions; (2) upon having a reasonable basis for believing that the Portfolio has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code; or (3) upon having a reasonable basis for believing that the Portfolio has ceased to comply with the diversification provisions of Section 817(h) of the Internal Revenue Code or the Regulations thereunder.

     8. Documents. The Manager has delivered to the Subadvisor copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

          (a) Articles of Incorporation of the Fund, filed with the Department of Assessments and Taxation of the State of Maryland (such Articles of Incorporation, as in effect on the date hereof and as amended from time to time, is herein called the "Articles of Incorporation");

          (b) By-Laws of the Fund;

          (c) Certified Resolutions of the Directors of the Fund authorizing the appointment of the Subadvisor and approving the form of this Agreement;

          (d) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended ("1933 Act"), on Form N-lA, as filed with the Commission relating to the Portfolio and the Portfolio's Shares, and all amendments thereto;


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          (e) Notification of Registration of the Fund under the 1940 Act on
Form N-8A, as filed with the Commission, and all amendments thereto; and

          (f) Prospectus and Statement of Additional Information of the
Portfolio.

     9. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadvisor hereby agrees that all records that it maintains for the Portfolio are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund's or the Manager's request; provided, however, that the Subadvisor may, at its own expense, make and retain a copy of such records. The Subadvisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-l under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in the Rule.

     10. Cooperation. Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the Commission) in connection with any investigation or inquiry relating to this Agreement or the Fund.

     11. Representations Respecting Subadvisor. The Manager and the Fund agree that neither the Fund, the Manager, nor affiliated persons of the Fund or the Manager shall, except with the prior permission of the Subadvisor, give any information or make any representations or statements in connection with the sale of shares of the Portfolio concerning the Subadvisor or the Portfolio other than the information or representations contained in the Registration Statement, Prospectus, or Statement of Additional Information for the Fund shares, as they may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved in advance by the Subadvisor. The parties agree that, in the event that the Manager or an affiliated person of the Manager sends sales literature or other promotional material to the Subadvisor for its approval and the Subadvisor has not commented within five (5) days, the Manager and its affiliated persons may use and distribute such sales literature or other promotional material, although, in such event, the Subadvisor shall not be deemed to have approved of the contents of such sales literature or other promotional material.

     12. Confidentiality. The Subadvisor will treat as proprietary and confidential any information obtained in connection with its duties hereunder, including all records and information pertaining to the Portfolio and its prior, present or potential shareholders. The Subadvisor will not use such information for any purpose other than the performance of its responsibilities and duties hereunder. Such information may not be disclosed except after prior notification to and approval in writing by the Fund or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities.

     13. Control. Notwithstanding any other provision of the Agreement, it is understood and agreed that the Fund shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement, and reserves the right to direct, approve, or disapprove any action hereunder taken on its behalf by the Subadvisor.


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     14. Liability. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Fund and the Manager agree that the Subadvisor, any affiliated person of the Subadvisor, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls the Subadvisor, shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Subadvisor's duties, or by reason of reckless disregard of the Subadvisor's obligations and duties under this Agreement.

     15. Indemnification.

          (a) The Manager agrees to indemnify and hold harmless the Subadvisor, any affiliated person of the Subadvisor, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls ("controlling person") the Subadvisor (all of such persons being referred to as "Subadvisor Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including reasonable legal and other expenses) to which a Subadvisor Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, the Internal Revenue Code, under any other statute, at common law or otherwise, arising out of the Manager's responsibilities to the Fund, which
(1) may be based upon any misfeasance, malfeasance, or nonfeasance by the Manager, any of its employees or representatives or any affiliate of or any person acting on behalf of the Manager, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, the Manager and contained in the Registration Statement or Prospectus covering shares of the Fund or a Portfolio, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Manager and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Manager or the Fund or to any affiliated person of the Manager by a Subadvisor Indemnified Person; provided, however, that in no case shall the indemnity in favor of the Subadvisor Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of obligations and duties under this Agreement.

          (b) Notwithstanding Section 14 of this Agreement, the Subadvisor agrees to indemnify and hold harmless the Manager, any affiliated person of the Manager, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person") the Manager (all of such persons being referred to as "Manager Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including reasonable legal and other expenses) to which a Manager Indemnified Person may become subject under the 1933 Act, 1940 Act, the Advisers Act, the Internal Revenue Code, under any other statute, at common law or otherwise, arising out of the Subadvisor's responsibilities as Subadvisor of the Portfolio, which (1) may be based upon any misfeasance, malfeasance, or nonfeasance by the Subadvisor, any of its employees or representatives, or any affiliate of or any person acting on behalf of the Subadvisor, (2) may be based upon a failure to comply with Section 2, Paragraph(a) of this


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Agreement, or (3) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus covering the shares of the Fund or the Portfolio, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Subadvisor and was required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Manager, the Fund, or any affiliated person of the Manager or Fund by the Subadvisor or any affiliated person of the Subadvisor; provided, however, that in no case shall the indemnity in favor of a Manager Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

          (c) The Manager shall not be liable under Paragraph (a) of this
Section 15 with respect to any claim made against a Subadvisor Indemnified Person unless such Subadvisor Indemnified Person shall have notified the Manager in writing within a reasonable time after the summons, notice, or other first legal process or notice giving information of the nature of the claim shall have been served upon such Subadvisor Indemnified Person (or after such Subadvisor Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Manager of any such claim shall not relieve the Manager from any liability that it may have to the Subadvisor Indemnified Person against whom such action is brought otherwise than on account of this
Section 15. In case any such action is brought against the Subadvisor Indemnified Person, the Manager will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Subadvisor Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Subadvisor Indemnified Person. If the Manager assumes the defense of any such action and the selection of counsel by the Manager to represent both the Manager and the Subadvisor Indemnified Person would result in a conflict of interests and, therefore, would not, in the reasonable judgment of the Subadvisor Indemnified Person, adequately represent the interests of the Subadvisor Indemnified Person, the Manager will, at its own expense, assume the defense with counsel to the Manager and, also at its own expense, with separate counsel to the Subadvisor Indemnified Person, which counsel shall be satisfactory to the Manager and to the Subadvisor Indemnified Person. The Subadvisor Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Manager shall not be liable to the Subadvisor Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Subadvisor Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Manager shall not have the right to compromise on or settle the litigation without the prior written consent of the Subadvisor Indemnified Person if the compromise or settlement results, or may result, in a finding of wrongdoing on the part of the Subadvisor Indemnified Person.

          (d) The Subadvisor shall not be liable under Paragraph (b) of this
Section 15 with respect to any claim made against a Manager Indemnified Person unless such Manager Indemnified Person shall have notified the Subadvisor in writing within a reasonable time after the summons, notice, or other first legal process or notice giving information of the nature of the claim shall have been served upon such Manager Indemnified Person (or after such Manager Indemnified


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Person shall have received notice of such service on any designated agent), but failure to notify the Subadvisor of any such claim shall not relieve the Subadvisor from any liability that it may have to the Manager Indemnified Person against whom such action is brought otherwise than on account of this Section
15. In case any such action is brought against the Manager Indemnified Person, the Subadvisor will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Manager Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Manager Indemnified Person. If the Subadvisor assumes the defense of any such action and the selection of counsel by the Subadvisor to represent both the Subadvisor and the Manager Indemnified Person would result in a conflict of interests and, therefore, would not, in the reasonable judgment of the Manager Indemnified Person, adequately represent the interests of the Manager Indemnified Person, the Subadvisor will, at its own expense, assume the defense with counsel to the Subadvisor and, also at its own expense, with separate counsel to the Manager Indemnified Person, which counsel shall be satisfactory to the Subadvisor and to the Manager Indemnified Person. The Manager Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Subadvisor shall not be liable to the Manager Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Manager Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Subadvisor shall not have the right to compromise on or settle the litigation without the prior written consent of the Manager Indemnified Person if the compromise or settlement results, or may result, in a finding of wrongdoing on the part of the Manager Indemnified Person.

     16. Duration and Termination. This Agreement shall become effective on the date first indicated above. Unless terminated as provided herein, the Agreement shall remain in full force and effect for an initial period of two (2) years from the date first indicated above, and continue on an annual basis thereafter with respect to the Portfolio, provided that such continuance is specifically approved each year by (a) the vote of a majority of the entire Board of Directors of the Fund, or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio, and (b) the vote of a majority of those Directors who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. Any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Portfolio shall be effective to continue this Agreement with respect to the Portfolio notwithstanding (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Portfolio, or (ii) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Fund, unless such approval shall be required by any other applicable law or otherwise. Notwithstanding the foregoing, this Agreement may be terminated for each or any Portfolio hereunder: (a) by the Manager at any time without penalty, upon sixty (60) days' written notice to the Subadvisor and the Fund; (b) at any time without payment of any penalty by the Fund, upon the vote of a majority of the Fund's Board of Directors or a majority of the outstanding voting securities of each Portfolio, upon sixty (60) days' written notice to the Manager and the Subadvisor; or (c) by the Subadvisor at any time without penalty, upon sixty (60) days' written notice to the Manager and the Fund. The Subadvisor recognizes that its services may be terminated or modified pursuant to the "manager-of-managers" process. In the event of termination for any reason, all records of each Portfolio for which the Agreement is terminated shall promptly be returned to the Manager or the Fund, free from any claim or retention of rights in such record by the Subadvisor; provided, however, that the Subadvisor may, at its own expense, make and retain a copy of such records. The Agreement shall automatically terminate in the event of its assignment (as such term is described in the 1940 Act) or in the event the Investment Advisory Agreement between the Adviser and the Fund is assigned or terminates for any other reason. In the event this Agreement is terminated or is not approved in the manner described above, the Sections numbered 2(f), 8, 9, 10, 13, 14, and 17 of this Agreement shall remain in effect, as well as any applicable provision of Section 15 and this Section 16.

     17. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective until approved by an affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Portfolio, and (ii) the Directors of the Fund, including a majority of the Directors of the Fund who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

     18. Use of Name.

          (a) It is understood that the name MainStay VP Series Fund, Inc., or any derivative thereof or logo associated with that name, is the valuable property of the Manager and/or its affiliates, and that the Subadvisor has the right to use such name (or derivative or logo) only with the approval of the Manager and only so long as the Manager is Manager to the Fund and/or the Portfolio. Upon termination of the Investment Advisory Agreement between the Fund and the Manager, the Subadvisor shall forthwith cease to use such name (or derivative or logo).

          (b) It is understood that the names Institutional Capital LLC or ICAP or any derivative thereof or logo associated with those names, are the valuable property of the Subadvisor and its affiliates and that the Fund and/or the Portfolio have the right to use such names (or derivative or logo) in offering materials of the Fund with the approval of the Subadvisor and for so long as the Subadvisor is a Subadvisor to the Fund and/or the Portfolio. Upon termination of this Agreement, the Fund shall forthwith cease to use such names (or derivative or logo).

     19. Proxies. The Manager has provided the Subadvisor a copy of the Manager's Proxy Voting Policy, setting forth the policy that proxies be voted for the exclusive benefit, and in the best interests, of the Fund. Absent contrary instructions received in writing from the Fund, the Subadvisor will vote all proxies solicited by or with respect to the issuers of securities held by the Portfolio, in accordance with applicable fiduciary obligations. The Subadvisor shall maintain records concerning how it has voted proxies on behalf of the Fund, and these records shall be available to the Fund upon request.

     20. Notice. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at NYLIM Center, 169 Lackawanna Avenue, Parsippany, New

Jersey 07054, Attention: President, with a cc: Attention: Secretary; or (2) to the Subadvisor at Institutional Capital LLC, 225 West Wacker Drive, Suite 2400, Chicago, Illinois 60606.

     21. Miscellaneous. (a) This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the Commission thereunder. The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in Section 2(a)(3) of the 1940 Act. (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. (c) To the extent permitted under this Agreement, this Agreement may only be assigned by any party with the prior written consent of the other parties. (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable. (e) Nothing herein shall be construed as constituting the Subadvisor as an agent of the Manager, or constituting the Manager as an agent of the Subadvisor.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

NEW YORK LIFE INVESTMENT MANAGEMENT
LLC


Attest: /s/ Marguerite E. H. Morrison   By: /s/ Brian A. Murdock
        -----------------------------       ------------------------------------
Name: Marguerite E. H. Morrison         Name: Brian A. Murdock
Title: Secretary                        Title: Chief Executive Officer


INSTITUTIONAL CAPITAL LLC


Attest: /s/ Celeste Elaine Hill         By: /s/ Pamela H. Conroy
        -----------------------------       ------------------------------------
Name: Celeste Elaine Hill               Name: Pamela H. Conroy
Title: Executive Secretary              Title: Executive Vice President

                                   Schedule A

As Compensation for services provided by Subadvisor, the Manager will pay the Subadvisor and Subadvisor agrees to accept as full compensation for all services rendered hereunder, at an annual subadvisory fee with respect to the Portfolio equal to the following:

Fund                                Annual Rate
----                                -----------
MainStay VP Basic Value Portfolio   0.45% on the first $250 million; and
                                    0.40% over $250 million

The portion of the fee based upon the average daily net assets of the above Portfolio shall be accrued daily at the rate of 1/365th of the annual rate applied to the daily net assets of the Portfolio.

The subadvisory fee so accrued shall be paid monthly to the Subadvisor.